Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES FOURTH QUARTER 2017 RESULTS

-  Fourth Quarter Net Income of $0.38 per share of common stock      -

-  Fourth Quarter Core Earnings of $0.37 per share of common stock      -

-  Added $376.4 Million of SBC Loans During Fourth Quarter 2017      -

-  Declared and Paid Fourth Quarter Dividend of $0.37 Per Share      -

-  Declared First Quarter 2018 Dividend of $0.37 Per Share      -

-  Board Approves $20.0 Million Share Repurchase Program      -

New York, New York, March 14, 2018 / PRNewswire / – Sutherland Asset Management Corporation (“Sutherland” or the “Company”) (NYSE: SLD) today reported financial results for the quarter ended December 31, 2017.

Fourth Quarter Highlights:

•	Net income of $12.7 million, or $0.38 per share of common stock
•	Core earnings of $12.4 million, or $0.37 per share of common stock
•	Adjusted net book value of $16.69 per share of common stock as of December 31, 2017
•	Originated $216.5 million of small balance commercial (“SBC”) loans
•	Originated $38.3 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated $458.7 million of residential mortgage loans
•	Acquired $121.6 million of SBC loans

Highlights Subsequent to Quarter End:

•	Issued $40.0 million in aggregate principal of 7.50% Senior Secured Notes due 2022 with a yield to par call date of 6.50%
•	Declared First Quarter 2018 dividend of $0.37 per share of common stock and operating partnership unit (“OP unit”).
•	Approved $20.0 million share repurchase program

A summary of Sutherland’s operating results for the quarter ended December 31, 2017 is presented below. Sutherland reported U.S. GAAP net income for the three months ended December 31, 2017 of $12.7 million, or $0.38 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $12.4 million, or $0.37 per share of common stock.

“With over $1.0 billion in capital deployed during 2017 through new loan originations, including $130 million in our growing SBA loan business, the Company significantly outperformed expectations in its first full year as a publicly traded company”,  stated Thomas Capasse, Chairman and Chief Executive Officer. “In the fourth quarter we grew quarterly per share earnings 3% from the third quarter as we leveraged our multiple platforms to originate loans. We also aligned our balance sheet during the year with successful non-recourse debt offerings and multiple securitizations.  As we move into 2018 we are focused on achieving our strategic objective to expand our platform and create additional value for our shareholders.”

For the first quarter 2018 the Company declared a dividend of $0.37 per share of common stock and operating partnership unit. This dividend is payable on April 30, 2018 to shareholders of record as of the close of business on March 30, 2018.

Common Dividends

During the fourth quarter of 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.37 per share of common stock and OP unit in its operating partnership subsidiary for the quarter ended December 31, 2017 to common stockholders and OP unit holders of record as of December 31, 2017.  The dividend was paid on January 31, 2018.

Approval of Stock Repurchase Program

On March 6, 2018, the Board of Directors approved a share repurchase program authorizing, but not obligating, the repurchase of up to $20.0 million of the Company’s common stock from time to time. The Company expects to acquire shares through open market or privately negotiated transactions. The timing and amount of repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, share price, legal requirements and other factors.  Repurchases are expected to be made from available cash on hand.

The Company issued a full detailed presentation of its fourth quarter 2017 results, which can be viewed in the investor relations section at www.sutherlandam.com.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance U.S. GAAP, this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to certain mortgage backed securities, unrealized gains (losses) related to residential mortgage servicing rights, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains or merger related expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended December 31, 2017:

(In Thousands)	Three Months Ended December 31, 2017
Net Income	$12,730
Reconciling items:
Unrealized loss on mortgage-backed securities	24
Unrealized loss on mortgage servicing rights	47
Total reconciling items	$71
Core earnings before income taxes	$12,801
Income tax adjustments	(359)
Core earnings	$12,442

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Thursday,  March 15, 2018 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended December 31, 2017.  The conference call can be accessed by dialing 888-394-8218 (domestic) or 323-701-0225 (international).

The conference call will also be available in the Investor Relations section of the Company’s website at www.sutherlandam.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will also be available on the Company’s website approximately two hours after the live call through March 29, 2018.  To access the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international). The replay pin number is 2087148.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
Sutherland Asset Management Corporation
212-257-4666
SutherlandIR@waterfallam.com

Additional information can be found on the Company’s website at www.sutherlandam.com.

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands)	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$63,425	$59,566
Restricted cash	11,666	20,190
Short-term investments	—	319,984
Loans, net (including $188,150 and $81,592 held at fair value)	1,017,920	1,011,121
Loans, held for sale, at fair value	216,022	181,797
Mortgage backed securities, at fair value	39,922	32,391
Loans eligible for repurchase from Ginnie Mae	95,158	137,986
Investment in unconsolidated joint venture	55,369	—
Derivative instruments	4,725	5,785
Servicing rights (including $72,295 and $61,376 held at fair value)	94,038	83,854
Receivable from third parties	6,756	7,220
Other assets	56,840	54,277
Assets of consolidated VIEs	861,662	691,096
Total Assets	$2,523,503	$2,605,267
Liabilities
Secured borrowings	631,286	927,462
Promissory note	6,107	7,378
Securitized debt obligations of consolidated VIEs, net	598,148	492,942
Convertible notes, net	108,991	—
Senior secured notes, net	138,078	—
Guaranteed loan financing	293,045	390,555
Contingent consideration	10,016	14,487
Liabilities for loans eligible for repurchase from Ginnie Mae	95,158	137,986
Derivative instruments	282	643
Dividends payable	12,289	11,505
Accounts payable and other accrued liabilities	74,636	70,207
Total Liabilities	$1,968,036	$2,053,165
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 31,996,440 and 30,549,084 shares issued and outstanding, respectively	3	3
Additional paid-in capital	539,455	513,295
Deficit	(3,385)	(201)
Total Sutherland Asset Management Corporation equity	536,073	513,097
Non-controlling interests	19,394	39,005
Total Stockholders’ Equity	$555,467	$552,102
Total Liabilities and Stockholders’ Equity	$2,523,503	$2,605,267

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,	Year Ended December 31,
(In Thousands, except share data)	2017	2017
Interest income	$36,135	$138,305
Interest expense	(21,067)	(74,646)
Net interest income before provision for loan losses	$15,068	$63,659
Provision for loan losses	(506)	(2,363)
Net interest income after provision for loan losses	$14,562	$61,296
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	$9,470	$41,700
Other income	4,178	8,458
Servicing income, net of amortization and impairment	6,787	22,994
Total non-interest income	$20,435	$73,152
Non-interest expense
Employee compensation and benefits	$(14,409)	$(55,039)
Allocated employee compensation and benefits from related party	(833)	(3,843)
Professional fees	(2,588)	(8,921)
Management fees – related party	(2,041)	(8,059)
Loan servicing expense	(2,811)	(10,323)
Other operating expenses	(7,752)	(26,939)
Total non-interest expense	$(30,434)	$(113,124)
Net realized gain on financial instruments	6,177	19,329
Net unrealized gain on financial instruments	2,066	7,000
Income from continuing operations before provision for income taxes	$12,806	$47,653
Provision for income taxes	(76)	(1,839)
Net income	$12,730	$45,814
Less: Net income attributable to non-controlling interest	633	2,524
Net income attributable to Sutherland Asset Management Corporation	$12,097	$43,290

Earnings (loss) per basic common share
Continuing operations	$0.38	$1.38
Discontinued operations	$—	$—
Earnings per basic common share	$0.38	$1.38

Earnings (loss) per diluted common share
Continuing operations	$0.38	$1.38
Discontinued operations	$—	$—
Earnings per diluted common share	$0.38	$1.38

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE three MONTHS ENDED DECEMBER 31, 2017

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$8,954	$17,050	$9,174	$957	$—	$36,135
Interest expense	(3,859)	(11,160)	(3,966)	(835)	(1,247)	(21,067)
Net interest income before provision for loan losses	$5,095	$5,890	$5,208	$122	$(1,247)	$15,068
Provision for loan losses	(239)	(279)	12	—	—	(506)
Net interest income after provision for loan losses	$4,856	$5,611	$5,220	$122	$(1,247)	$14,562
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$9,470	$—	$9,470
Other income	2,045	1,275	808	50	—	4,178
Servicing income	163	1,020	1,026	4,578	—	6,787
Total non-interest income	$2,208	$2,295	$1,834	$14,098	$—	$20,435
Non-interest expense
Employee compensation and benefits	(189)	(2,797)	(3,048)	(8,242)	(133)	(14,409)
Allocated employee compensation and benefits from related party	(84)	—	—	—	(749)	(833)
Professional fees	(676)	(241)	(473)	(112)	(1,086)	(2,588)
Management fees – related party	—	—	—	—	(2,041)	(2,041)
Loan servicing expense	(826)	(631)	94	(1,448)	—	(2,811)
Other operating expenses	(1,410)	(3,179)	(1,124)	(1,559)	(480)	(7,752)
Total non-interest expense	$(3,185)	$(6,848)	$(4,551)	$(11,361)	$(4,489)	$(30,434)
Net realized gain (loss) on financial instruments	(217)	3,583	2,795	—	16	6,177
Net unrealized gain (loss) on financial instruments	(19)	1,454	690	(47)	(12)	2,066
Income from continuing operations before provision for income taxes	$3,643	$6,095	$5,988	$2,812	$(5,732)	$12,806
Total Assets	$511,427	$1,154,509	$510,006	$324,392	$23,169	$2,523,503

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED sEGMENT REPORTING

fOR THE YEAR ENDED dECEMBER 31, 2017

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$37,198	$59,021	$38,108	$3,978	$—	$138,305
Interest expense	(16,741)	(35,121)	(16,098)	(3,145)	(3,541)	(74,646)
Net interest income before provision for loan losses	$20,457	$23,900	$22,010	$833	$(3,541)	$63,659
Provision for loan losses	(2,026)	(195)	(142)	—	—	(2,363)
Net interest income after provision for loan losses	$18,431	$23,705	$21,868	$833	$(3,541)	$61,296
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$41,700	$—	$41,700
Other income	2,814	3,983	1,513	148	—	8,458
Servicing income	197	824	4,624	17,349	—	22,994
Gain on bargain purchase	—	—	—	—	—	—
Total non-interest income	$3,011	$4,807	$6,137	$59,197	$—	$73,152
Non-interest expense
Employee compensation and benefits	(576)	(8,509)	(10,505)	(34,601)	(848)	(55,039)
Allocated employee compensation and benefits from related party	(384)	—	—	—	(3,459)	(3,843)
Professional fees	(1,501)	(1,351)	(1,973)	(865)	(3,231)	(8,921)
Management fees – related party	—	—	—	—	(8,059)	(8,059)
Loan servicing expense	(2,981)	(2,355)	1,454	(6,441)	—	(10,323)
Other operating expenses	(4,285)	(9,666)	(4,076)	(6,677)	(2,235)	(26,939)
Total non-interest expense	$(9,727)	$(21,881)	$(15,100)	$(48,584)	$(17,832)	$(113,124)
Net realized (loss) gain on financial instruments	(323)	9,665	9,509	—	478	19,329
Net unrealized gain (loss) on financial instruments	1,628	8,125	1,315	(4,000)	(68)	7,000
Income from continuing operations before provision for income taxes	$13,020	$24,421	$23,729	$7,446	$(20,963)	$47,653
Total Assets	$511,427	$1,154,509	$510,006	$324,392	$23,169	$2,523,503